Exhibit 99.1

Raser Technologies Inc. Provides Update on Corporate Progress

PROVO, Utah—(BUSINESS WIRE)—Dec. 15, 2005—Raser Technologies Inc. (PCX: RZ—News; “Raser”), a technology licensing company that develops and licenses advanced electric motor, electronic motor drive and related technologies, announced today that there has been significant progress in regards to the design and testing of two new products in the transportation sector of its business incorporating its proprietary Symetron(TM) technologies. Raser continues to focus on three main areas of opportunity: transportation, industrial and power generation markets.

Transportation Market

Integrated Starter Alternators: Integrated Starter Alternators (ISAs) offer the immediate benefit of combining the starter and the alternator in existing vehicle configurations into one device. ISA development is also a step in the direction toward making hybrid vehicles more efficient, where an electric motor can be used for limited vehicle drive functions like launch assist. We are in the process of developing ISAs for transportation applications in three general size categories: (1) less than 15KW, (2) 15 to 30KW and (3) over 30KW.

Raser’s work conducted under Phase I of a Small Business Innovative Research grant (SBIR), which was completed in August of 2005, showed the performance potential of Raser’s Symetron(TM) enhanced ISA technologies for the Army’s High Mobility Multi-Wheeled Vehicle, (HMMWV or “Hummer”) and the Army’s Family of Medium Tactical Vehicles (FMTVs). Raser anticipates government appropriation decisions for the next step in the process of evaluating Symetron(TM) Enhanced AC Induction technology for military applications to be made in the coming weeks. At the U.S. Army’s discretion, additional funds could be committed to Raser for military applications in the first quarter of 2006.

Development of an ISA design for the smaller, less than 15KW size range was accelerated in the past few weeks, resulting in the creation of a working prototype that has undergone internal testing and is scheduled for testing by an automobile manufacturer in February of 2006.

Alternators: More powerful alternators are desirable for transportation applications to support the many electrical system-based safety and personal comfort features that are being added to vehicles of all sizes. Raser’s scientists and engineers have developed patent-pending designs that deliver more power out of an alternator by operating more efficiently than current state-of-the-art products.

Raser delivered two alternator test units to a customer for testing in recent weeks. The results were encouraging in terms of both efficiency and output. Additional customers have requested alternator enhancements, and further development and testing will take place in the coming months.

Brent M. Cook, CEO of Raser, stated, “The test results we have received from our potential customers have been encouraging and confirm to me that we will ultimately be successful in executing our business plan. We remain committed to delivering our technology applications to the commercial and military markets in 2006.”

Plug-In Hybrid Development Consortium: Raser continues to actively participate in the Plug-in Hybrid Development Consortium. The Plug-In Hybrid Development Consortium is made up of key component suppliers who intend to work together with participating automobile manufacturers to coordinate and accelerate the development of key hybrid components and to demonstrate these advanced technologies in “next generation” plug-in hybrid electric vehicles.

Industrial Market

Raser is continuing its efforts to tailor its technology into a flexible modular (FLEXMOD(TM)) controller design under a grant from the United States Department of Energy (“DOE”) through its partner in this effort, Advanced Energy. Raser believes that this electric motor drive technology will improve the efficiency of existing motors in a wide variety of industrial applications. The contract is scheduled for completion during the first quarter of 2006. In anticipation of a successful development effort, Raser has begun to accept paper test applications for industrial market uses from several commercial accounts.

Power Generation Market

Raser has identified potential applications in the energy sector, including the possibility of incorporating Symetron(TM) technologies in the industrial motors used in power generation facilities. Operating these motors at a higher efficiency would consume less of the power generated by the plant, resulting in more power saleable to the utility. A second expected benefit would be longer life of the motors, reducing the maintenance expense and deferring replacement cost. Raser believes that Symetron(TM) technologies could be applied to the power generation process itself, resulting in a more efficient process for converting motion to energy, and increasing the potential gross power output of the plant.

Symetron Value Proposition

Symetron(TM) technologies bring significant value to a given product family and the manufacturer. The value will obviously vary with the application, but several core principles are expected to transcend multiple markets. The Symetron(TM) value proposition includes: (1) cost-effective increases in power output through efficiency gains, (2) reliable and proven production methods for manufacturers that are scalable over a wide range, (3) quiet and clean operating technologies for sustainable growth of our cities and recreational areas.

About Raser Technologies

Formed in 2003, Raser believes that its current and pending patents and proprietary intellectual property cover breakthrough technologies. Raser’s Symetron(TM) technologies more efficiently harness electrical energy in electric motors, electronic motor drives and controllers, alternator and generator technologies. Application of Symetron(TM) generally requires minor changes to existing manufacturing processes for motors or their controllers, but yields significant increases in power, performance and efficiency to the rotating electromagnetic application without the use of exotic materials. Raser is headquartered in Provo, Utah. Further information on Raser may be found at: www.rasertech.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding the following: the company’s beliefs about the performance of Symetron(TM) technology; the importance of recent technology testing; the ability of the company to secure further government funding; and the commercial impact of new and existing technologies. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, without limitation, the potential infringement of the company’s intellectual property on prior art; the allocation of capital and the company’s commitment to the development and testing of the Symetron(TM) technologies, its applications, performance characteristics and the business and government prospects for such technology and the company; and the company’s future results of operations, changes in market conditions for the company’s stock, and such other risks as identified in our quarterly report on Form 10-QSB for the quarter ended Sept. 30, 2005, as filed with the Securities and Exchange Commission, and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Contact:

Raser Technologies Inc.

Investor Relations

investorrelations@rasertech.com

or

Company Management

William Dwyer, CFO

801-765-1200